Parkway Reports First Quarter 2015 Results

ORLANDO, Fla., May 4, 2015 /PRNewswire/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its first quarter ended March 31, 2015.

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Highlights for First Quarter 2015 and Subsequent Events

  Reported first quarter FFO of $0.34 per diluted share
  Tightened 2015 FFO guidance to a range of $1.34 to $1.40
  Reported year-over-year GAAP recurring same-store NOI growth of 5.9% at share
  Leased a total of 642,000 square feet at an average rate of $30.39 per square foot
  Executed 329,000 square feet of renewal leasing, representing a positive cash renewal spread of 9.0% and a retention ratio of 81.1%
  Completed the sale of Two Ravinia in Atlanta for a gross sale price of $78 million, or $200 per square foot
  Under contract to sell an additional $85 million of assets in the second quarter of 2015

"Our ongoing focus on building a portfolio of best-in-class assets across our core Sunbelt markets has enabled us to continue to drive strong operational performance," stated James R. Heistand, President and Chief Executive Officer of Parkway. "Over 35% of first-quarter leasing activity was executed at assets acquired over the past twelve months, which contributed to an overall increase in the leased percentage of the portfolio by 110 basis points to 91.1%. In addition, we have continued to create value throughout our same-store portfolio, highlighted by 5.9% at share year-over-year recurring GAAP NOI growth. We also have completed or announced $216 million dispositions year-to-date, which will help reduce our leverage as we maximize value creation at some of our remaining non-core assets."

For the first quarter 2015, funds from operations ("FFO") was $39.7 million, or $0.34 per diluted share, for Parkway Properties LP's real estate portfolio, in which Parkway owns an interest (the "Parkway Portfolio"). Funds available for distribution ("FAD") was $21.9 million, or $0.19 per diluted share, for the Parkway Portfolio.

A reconciliation of FFO and FAD to net income is included below. Net income, FFO, and FAD for the three months ended March 31, 2015 as well as a comparison to the prior-year periods, are as follows:

(Amounts in thousands, except per share data)
	Three Months Ended March 31
	2015		2014
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net Income – Common Stockholders	$7,275	$0.07	$10,845	$0.11
Funds From Operations	$39,672	$0.34	$35,027	$0.34
Funds Available for Distribution	$21,945	$0.19	$23,786	$0.23
Wtd. Avg. Diluted Shares/Units	116,531		102,614

Operational Results

Occupancy at the end of the first quarter 2015 was 89.3%, compared to 88.6% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the first quarter 2015 was 91.1%, compared to 90.0% at the end of the prior quarter.

Parkway's share of recurring same-store net operating income ("NOI") for the Parkway Portfolio was $52.7 million on a GAAP basis during the first quarter 2015, which was an increase of $3.0 million, or 5.9%, compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI for the Parkway Portfolio decreased to $42.5 million, a decline of 1.1% compared to the same period of the prior year.

The Company's portfolio GAAP NOI margin was 61.6% at Parkway's share during the first quarter 2015, compared to 61.1% during the same period of the prior year.

Leasing Activity

During the first quarter 2015, Parkway signed a total of 642,000 square feet of leases at an average rent per square foot of $30.39 and at an average cost of $5.76 per square foot per year.

New & Expansion Leasing – During the first quarter 2015, Parkway signed 226,000 square feet of new leases at an average rent per square foot of $30.39 and at an average cost of $6.96 per square foot per year.

Expansion leases during the quarter totaled 87,000 square feet at an average rent per square foot of $33.02 and at an average cost of $8.39 per square foot per year.

Renewal Leasing – Customer retention during the first quarter 2015 was 81.1%. The Company signed 329,000 square feet of renewal leases at an average rent per square foot of $29.70, representing a 9.0% rate increase from the expiring rate. The average cost of renewal leases was $3.58 per square foot per year.

Significant operational and leasing statistics for the quarter as compared to prior quarters are as follows:

	For the Three Months Ended
	03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
Ending Occupancy	89.3%	88.6%	89.1%	89.2%	88.5%
Customer Retention	81.1%	82.6%	85.0%	76.9%	80.5%
Square Footage of Total Leases Signed (in thousands)	642	936	978	811	538
Average Revenue Per Square Foot of Total Leases Signed	$30.39	$32.20	$32.27	$30.08	$27.41
Average Cost Per Square Foot Per Year of Total Leases Signed	$5.76	$5.11	$6.98	$4.35	$4.40

Acquisition and Disposition Activity

On January 8, 2015, Parkway acquired One Buckhead Plaza, a 464,000 square foot Class A office building located in the Buckhead submarket of Atlanta, Georgia, for a gross purchase price of $157.0 million. The 20-story office building, which includes 36,000 square feet of ground floor retail, was 90.6% occupied as of April 1, 2015.

On January 15, 2015, Parkway sold Raymond James Tower, a 337,000 square foot office property located in Memphis, Tennessee. Parkway sold the asset for a gross sale price of $19.3 million and recorded an impairment loss of $11.7 million during the fourth quarter of 2014 as a result of the pending sale. The Company also recorded a loss on extinguishment of debt of $2.1 million in the fourth-quarter 2014 upon the repayment of the Raymond James Tower mortgage principal balance of $7.9 million.

On February 4, 2015, Parkway completed the sale of the Honeywell Building, a 157,000 square foot office property located in Houston, Texas, for a gross sale price of $28.0 million. Parkway recognized a gain of approximately $14.3 million during the first quarter of 2015.

On March 11, 2015, Parkway reached an agreement to sell Peachtree Dunwoody Pavilion, a 370,000 square foot office complex comprised of four buildings located in Atlanta, Georgia, for a gross sale price of $52.5 million. Parkway expects the closing of the sale to occur during the second quarter of 2015, subject to customary closing conditions.

On March 19, 2015, Parkway reached an agreement to sell Hillsboro Center I-V, a 216,000 square foot office complex comprised of five office buildings located in Ft. Lauderdale, Florida, for a gross sale price of $22.0 million. Parkway expects the closing of the sale to occur in the second quarter of 2015, subject to customary closing conditions.

On March 20, 2015, Parkway reached an agreement to sell City Centre, a 266,000 square foot office building located in Jackson, Mississippi, for a gross sale price $6.2 million. Parkway expects the closing of the sale to occur in the fourth quarter of 2015, subject to customary closing conditions.

On March 24, 2015, Parkway reached an agreement to sell 400 North Belt, a 231,000 square foot office building located in Houston, Texas, for a gross sale price of $10.2 million. Parkway expects the closing of the sale to occur in the second quarter of 2015, subject to customary closing conditions.

Subsequent Events

On April 3, 2015, Parkway paid in full the $68.0 million TIAA debt facility, secured by Hillsboro Center I-V, Peachtree Dunwoody Pavilion, One Commerce Green, and the Comerica Bank Building, which had a 6.2% interest rate. Parkway incurred a $3.0 million prepayment fee associated with the payoff.

On April 6, 2015, Parkway paid in full the $32.0 million outstanding loan secured by 3350 Peachtree, which had an interest rate of 7.3%. Parkway incurred a $320,000 prepayment fee associated with the payoff.

On April 8, 2015, Parkway completed the sale of Two Ravinia, a 390,000 square foot office property located in Atlanta, Georgia, for a gross sale price of $78.0 million. Parkway had a 30% ownership interest in the property, which was owned by Parkway Properties Office Fund II L.P. ("Fund II"). Parkway received approximately $15.4 million, its proportionate share of net proceeds from the sale. During the second quarter of 2015, Parkway expects Fund II to recognize a gain of approximately $27.5 million, of which $8.3 million will be Parkway's share. Simultaneously with closing of the sale, Fund II paid in full the remaining outstanding loan secured by Two Ravinia, totaling $22.1 million, and incurred a prepayment fee and swap early termination fee of $1.8 million, $525,000 of which is Parkway's share.

Capital Structure

On January 20, 2015, Parkway received investment grade credit ratings of Baa3 from Moody's Investors Service and a BBB- from Standard and Poor's Ratings Services. Both credit ratings have a stable outlook.

On January 27, 2015, Parkway completed a $200.0 million increase in revolving commitments using the accordion option available under its existing amended, restated and consolidated credit agreement. With this increase, the unsecured revolving credit facility now totals $450.0 million. This increase did not result in any changes to any terms or covenants associated with the unsecured credit facility.

On March 5, 2015, Parkway paid in full at par the $14.0 million outstanding loan secured by Westshore Corporate Center, which had an interest rate of 5.8%.

At March 31, 2015, the Company had $243.0 million outstanding under its revolving credit facility, $350.0 million outstanding under its unsecured term loans and held $66.7 million in cash and cash equivalents, of which $37.3 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $1.1 billion at March 31, 2015.

At March 31, 2015, the Company's net debt to EBITDA multiple was 7.1x, using the quarter's annualized EBITDA after adjusting for the impact of investment activity completed during the period, as compared to 6.1x at December 31, 2014, and 5.9x at March 31, 2014. Adjusting for the approximately $114.3 million at share of dispositions both announced and completed subsequent to quarter-end, the Company's net debt to recurring EBITDA multiple was 6.7x.

Common Dividend

The Company's previously announced first quarter cash dividend of $0.1875 per share, which represents an annualized dividend of $0.75 per share, was paid on March 25, 2015 to stockholders of record as of March 11, 2015.

2015 Revised Outlook

After considering the Company's year-to-date performance and expected results for the remainder of the year, as well as recently announced disposition activity, Parkway is tightening its 2015 FFO outlook to a range of $1.34 to $1.40 per diluted share for the Parkway Portfolio and adjusting its earnings per diluted share ("EPS") outlook to a range of $0.25 to $0.31 for the Parkway Portfolio.

The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2015	Range
Fully diluted EPS	$0.25 - $0.31
Parkway's share of depreciation and amortization	$1.50 - $1.50
Impairment loss on depreciable real estate	$0.01 - $0.01
Gain on sale of real estate	($0.42 - $0.42)
Reported FFO per diluted share	$1.34 - $1.40

The 2015 outlook is based on the core operating, financial and investment assumptions described below. These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience. All dollar amounts presented for the 2015 outlook are at Parkway's share and dollars and shares are in thousands.

2015 Core Operating Assumptions	Revised 2015 Outlook	Previous 2015 Outlook
Recurring cash NOI	$198,000 - $ 205,000	$203,000 - $ 209,000
Straight-line rent and amortization of above market rent	$ 50,000 - $ 52,000	$ 47,000 - $ 49,000
Lease termination fee income	$ 1,000 - $ 1,000	$ 0 - $ 0
Management fee after-tax net income	$ 4,000 - $ 5,000	$ 4,000 - $ 5,000
General and administrative expense	$ 31,500 - $ 32,500	$ 29,500 - $ 30,500
Share based compensation expense included in G&A above	$ 6,500 - $ 7,000	$ 5,000 - $ 5,500
Acquisition costs included in G&A above	$ 471 - $ 471	$ 0 - $ 0
Mortgage and credit facilities interest expense	$ 66,000 - $ 67,000	$ 68,000 - $ 70,000
Debt and swap termination fees included in interest expense above	$ 4,000 - $ 4,000	$ 0 - $ 0
Non-cash loan cost amortization included in interest expense above	$ 2,000 - $ 2,500	$ 2,000 - $ 2,500
Amortization of mortgage interest premium included in interest expense above	$ 11,000 - $ 12,000	$ 9,500- $ 10,000
Recurring capital expenditures for building improvements, tenant improvements and leasing commissions	$ 64,000 - $ 68,000	$ 64,000 - $ 68,000
Recurring same-store GAAP NOI	2.5% - 3.5%	2.5% - 3.5%
Portfolio ending occupancy	90.0% - 91.0%	89.5% - 90.5%
Weighted average annual diluted common shares/units	116,600 – 116,600	116,300 – 116,300

Variance within the outlook range may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items. The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs other than those currently under contract, possible future capital markets activity, the impact of fluctuations in the Company's stock price on share-based compensation, possible future impairment charges or other unusual charges that may occur during the year, except as noted. It has been and will continue to be the Company's policy not to issue quarterly earnings guidance or revise the annual earnings outlook unless a material event occurs that impacts the Company's reported FFO outlook range. This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

Webcast and Conference Call

The Company will conduct its first quarter earnings conference call on Tuesday, May 5, 2015 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through May 19, 2015, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 13606976.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership, development and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 50 office properties located in seven states with an aggregate of approximately 17.1 million square feet of leasable space at April 1, 2015. Fee-based real estate services are offered through wholly owned subsidiaries of the Company, which in total manage and/or lease approximately 4.3 million square feet for third-party owners at April 1, 2015.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "outlook," "plan," "potential," "project," "should," "will" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to fully diluted EPS, share of depreciation and amortization, gain on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company's properties for rental purposes; oversupply of office properties in the Company's geographic markets; the amount and growth of the Company's expenses; customer financial difficulties and general economic conditions, including increasing interest rates, as well as economic conditions in the Company's geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses compliance with environmental and other regulations, including real estate and zoning laws; the Company's inability to obtain financing; the Company's inability to use net operating loss carry forwards; the Company's failure to maintain its status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD and NOI, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD and NOI are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD and NOI do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD and NOI should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented. FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway's share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance. Recurring FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments, gain or loss on extinguishment of debt, amortization of loan costs, non-cash charges and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis. FAD measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company's disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior year reporting periods and excludes properties classified as discontinued operations.

Contact:
Parkway Properties, Inc.
Ted McHugh
Director of Investor Relations
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	March 31,	December 31,
	2015	2014
	(Unaudited)	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$3,418,060	$3,333,900
Accumulated depreciation	(317,582)	(309,629)
	3,100,478	3,024,271

Condominium units	9,318	9,318
Mortgage loan receivable	3,395	3,417
Investment in unconsolidated joint ventures	55,166	55,550
	3,168,357	3,092,556

Receivables and other assets:
Rents and fees receivable, net	5,718	4,032
Straight line rents receivable	68,203	63,236
Other receivables	7,795	20,395
Unamortized lease costs	134,512	129,781
Unamortized loan costs	10,821	10,185
Escrows and other deposits	27,323	28,263
Prepaid assets	3,107	18,426
Investment in preferred interest	3,500	3,500
Fair value of interest rate swaps	412	1,131
Deferred tax asset - non-current	4,869	5,040
Other assets	968	978
Land available for sale	250	250
Intangible assets, net	179,586	185,488
Assets held for sale	73,657	24,079
Management contracts,net	944	1,133
Cash and cash equivalents	66,675	116,241
Total assets	$3,756,697	$3,704,714

Liabilities
Notes payable to banks	$593,000	$481,500
Mortgage notes payable	1,298,971	1,339,450
Accounts payable and other liabilities:
Corporate payables	3,981	11,854
Deferred tax liability - non-current	494	470
Accrued payroll	1,472	3,210
Fair value of interest rate swaps	12,372	11,077
Interest payable	5,751	6,158
Property payables:
Accrued expenses and accounts payable	34,553	43,359
Accrued property taxes	16,604	25,652
Prepaid rents	17,842	16,311
Deferred revenue	34	105
Security deposits	8,317	7,964
Unamortized below market leases	77,583	76,253
Liabilities related to assets held for sale	26,375	2,035
Total liabilities	2,097,349	2,025,398

Equity
Parkway Properties, Inc. stockholders' equity:
Common stock, $.001 par value, 215,500,000 shares authorized and 111,538,689 and 111,127,386 shares issued and
outstanding in 2015 and 2014, respectively	112	111
Limited voting stock, $.001 par value, 4,500,000 shares
authorized and 4,213,104 shares issued and outstanding	4	4
Additional paid-in capital	1,850,161	1,842,581
Accumulated other comprehensive loss	(9,219)	(6,166)
Accumulated deficit	(457,339)	(443,757)
Total Parkway Properties, Inc. stockholders' equity	1,383,719	1,392,773
Noncontrolling interests	275,629	286,543
Total equity	1,659,348	1,679,316
Total liabilities and equity	$3,756,697	$3,704,714

PARKWAY PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
Revenues
Income from office and parking properties	$116,915	$95,296
Management company income	2,765	5,983
Sale of condominium units	4	2,834
Total revenues	119,684	104,113

Expenses
Property operating expense	44,994	37,153
Management company expenses	2,720	4,651
Cost of sales - condominium units	202	2,020
Depreciation and amortization	49,136	40,280
Impairment loss on real estate	1,000	—
General and administrative	8,884	9,412
Acquisition costs	471	645
Total expenses	107,407	94,161

Operating income	12,277	9,952

Other income and expenses
Interest and other income	170	368
Equity in earnings (loss) of unconsolidated joint ventures	162	(478)
Gain on sale of real estate	14,316	6,289
Gain on extinguishment of debt	79	—
Interest expense	(19,198)	(15,244)

Income before income taxes	7,806	887

Income tax expense	(192)	(341)

Income from continuing operations	7,614	546
Discontinued operations:
Loss from discontinued operations	—	(43)
Gain on sale of real estate from discontinued operations	—	10,463
Total discontinued operations	—	10,420

Net income	7,614	10,966
Net income attributable to noncontrolling interests - unit holders	(348)	(564)
Net loss attributable to noncontrolling interests - real estate partnerships	9	443
Net income for Parkway Properties, Inc. and attributable to common stockholders	$7,275	$10,845

Net income per common share attributable to Parkway Properties, Inc.
Basic:
Income from continuing operations attributable to Parkway Properties, Inc.	$0.07	$0.01
Discontinued operations	—	0.10
Basic net income attributable to Parkway Properties, Inc.	$0.07	$0.11
Diluted:
Income from continuing operations attributable to Parkway Properties, Inc.	$0.07	$0.01
Discontinued operations	—	0.10
Diluted net income attributable to Parkway Properties, Inc.	$0.07	$0.11

Weighted average shares outstanding
Basic	111,216	97,356
Diluted	116,531	102,614

Amounts attributable to Parkway Properties, Inc. common stockholders
Income from continuing operations attributable to Parkway Properties, Inc.	$7,275	$953
Discontinued operations	—	9,892
Net income attributable to common stockholders	$7,275	$10,845

PARKWAY PROPERTIES, INC. RECONCILIATION OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME AT PARKWAY'S SHARE (In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)

Net income for Parkway Properties, Inc.	$7,275	$10,845

Adjustments to net income for Parkway Properties, Inc.:
Depreciation and amortization	45,365	40,370
Noncontrolling interest - unit holders	348	564
Impairment loss on depreciable real estate	1,000	—
Gain on sale of real estate	(14,316)	(6,289)
Gain on sale of real estate - discontinued operations	—	(10,463)
Funds from operations	$39,672	$35,027

Adjustments to derive recurring funds from operations:
Non-recurring lease termination fee income	(959)	(59)
Gain on extinguishment of debt	(79)	—
Acquisition costs	471	645
Non-cash adjustment for interest rate swap	248	—
Realignment expenses	—	2,174
Recurring funds from operations	$39,353	$37,787

Funds available for distribution
Funds from operations	$39,672	$35,027
Add (deduct):
Straight-line rents	(8,296)	(5,141)
Amortization of below market leases, net	(4,615)	(2,935)
Amortization of share-based compensation	1,736	2,489
Acquisition costs	471	645
Amortization of loan costs	671	574
Non-cash adjustment for interest rate swap	248	—
Gain on extinguishment of debt	(79)	—
Amortization of mortgage interest premium (1)	(3,006)	—
Recurring capital expenditures: (2)
Building improvements	(823)	(2,124)
Tenant improvements - new leases	(144)	(1,133)
Tenant improvements - renewal leases	(908)	(1,069)
Leasing costs - new leases	(1,892)	(1,239)
Leasing costs - renewal leases	(1,090)	(1,308)
Total recurring capital expenditures	(4,857)	(6,873)
Funds available for distribution	$21,945	$23,786

Diluted per common share/unit information (**)
FFO per share	$0.34	$0.34
Recurring FFO per share	$0.34	$0.37
FAD per share	$0.19	$0.23
Dividends paid	$0.1875	$0.1875
Dividend payout ratio for FFO	55.1%	54.9%
Dividend payout ratio for recurring FFO	55.1%	50.9%
Dividend payout ratio for FAD	98.7%	80.9%

Other supplemental information
Recurring capital expenditures	$4,857	$6,873
Upgrades on acquisitions	11,165	4,155
Total real estate improvements and leasing costs (2)	$16,022	$11,028

**Information for diluted computations:
Basic common shares/units outstanding	116,330	102,556
Dilutive effect of other share equivalents	201	58
Diluted weighted average shares/units outstanding	116,531	102,614

(1) Amortization of mortgage interest premium was immaterial for the three months ended March 31, 2014.
(2) Development costs related to Hayden Ferry III are not included in these amounts. See Schedule of Development Activity

PARKWAY PROPERTIES, INC. EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION (In thousands, except per share, percentage and multiple data)

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Net income (loss) for Parkway Properties, Inc.	$7,275	$42,428	$(485)	$(9,845)	$10,845

Adjustments at Parkway's share to net income (loss) for Parkway Properties, Inc.:
Interest expense	15,795	15,910	16,407	16,531	14,738
Amortization of financing costs	671	681	613	1,108	574
Non-cash adjustment for interest rate swap	248	(56)	(84)	121	—
Gain (loss) on early extinguishment of debt	(79)	2,066	—	339	—
Noncontrolling interest - unit holders	348	2,147	—	—	—
Acquisition costs	471	1,200	1,129	489	645
Depreciation and amortization	45,365	48,516	46,431	44,595	40,370
Amortization of share-based compensation	1,736	1,400	2,103	2,247	2,489
Gain on sale of real estate and other assets	(14,316)	(69,197)	(6,664)	—	(16,752)
Impairment loss on real estate	1,000	11,700	—	—	—
Impairment loss on management contracts, net of tax	—	2,905	—	—	—
Income tax expense	192	1,221	164	257	341
EBITDA	$58,706	$60,921	$59,614	$55,842	$53,250

Interest coverage ratio	3.7	3.8	3.6	3.4	3.6

Fixed charge coverage ratio	3.1	3.2	3.2	2.9	3.1

Capitalization information
Mortgage notes payable at Parkway's share	$1,109,338	$1,124,860	$1,157,129	$1,159,252	$1,141,546
Notes payable to banks	593,000	481,500	350,000	377,000	245,000
Parkway's share of total debt	1,702,338	1,606,360	1,507,129	1,536,252	1,386,546
Less: Parkway's share of cash	(37,323)	(82,353)	(104,661)	(57,444)	(128,711)
Parkway's share of net debt	1,665,015	1,524,007	1,402,468	1,478,808	1,257,835

Shares of common stock and operating units outstanding	116,372	116,327	114,777	104,469	104,275
Stock price per share at period end	$17.35	$18.39	$18.78	$20.65	$18.25
Market value of common equity	$2,019,054	$2,139,254	$2,155,512	$2,157,285	$1,903,019
Total market capitalization (including net debt)	$3,684,069	$3,663,261	$3,557,980	$3,636,093	$3,160,854
Net debt as a percentage of market capitalization	45.2%	41.6%	39.4%	40.7%	39.8%

EBITDA - annualized	$234,824	$243,684	$238,456	$223,368	$212,999
Adjustment to annualized investment activities (1)	606	8,194	1,015	787	1,813
EBITDA - adjusted annualized	$235,430	$251,878	$239,471	$224,155	$214,812
Net debt to EBITDA multiple	7.1	6.1	5.9	6.6	5.9

(1) Adjustment to annualized EBITDA represents the implied annualized impact of any acquisition or disposition activity for the period.

PARKWAY PROPERTIES, INC. SAME-STORE NET OPERATING INCOME THREE MONTHS ENDED MARCH 31, 2015 AND 2014 (In thousands, except number of properties data)

				Net Operating Income		Average Occupancy
	Square Feet	Number of Properties	Percentage of Portfolio (1)	2015	2014	2015	2014

Same-store properties:
Wholly owned	10,103	27	69.1%	$49,719	$45,877	90.7%	87.9%
Fund II	2,087	6	14.6%	10,509	10,203	96.5%	97.2%
Total same-store properties	12,190	33	83.7%	$60,228	$56,080	91.7%	89.4%

Net operating income from consolidated office and parking properties	16,486	48	100.0%	$71,921	$63,319

(1) Percentage of portfolio based on net operating income for the three months ended March 31, 2015.

The following table is a reconciliation of net income to Same-Store net operating income (SSNOI) and Recurring SSNOI:

				Three Months Ended
				March 31,
				2015	2014

Net income for Parkway Properties, Inc.				$7,275	$10,845
Add (deduct):
Interest expense				19,198	15,244
Gain on extinguishment of debt				(79)	—
Depreciation and amortization				49,136	40,280
Management company expenses				2,720	4,651
Income tax expense				192	341
General and administrative				8,884	9,412
Acquisition costs				471	645
Equity in (earnings) loss of unconsolidated joint ventures				(162)	478
Sale of condominium units				(4)	(2,834)
Cost of sales - condominium units				202	2,020
Net loss attributable to noncontrolling interests				339	121
Loss from discontinued operations				—	43
Gain on sale of real estate from discontinued operations				—	(10,463)
Gain on sale of real estate				(14,316)	(6,289)
Impairment loss on real estate				1,000	—
Management company income				(2,765)	(5,983)
Interest and other income				(170)	(368)
Net operating income from consolidated office and parking properties				71,921	58,143
Less: Net operating income from non same-store properties				(11,693)	(7,239)
Add: One Congress Plaza and San Jacinto Center (2)				—	5,176
Same-store net operating income (SSNOI)				60,228	56,080
Less: non-recurring lease termination fee income				(956)	(99)
Recurring SSNOI				$59,272	$55,981

Parkway's share of SSNOI				$53,695	$49,844

Parkway's share of recurring SSNOI				$52,739	$49,786

(2) Same-store net operating income and recurring same-store net operating income for the three months ended March 31, 2014 includes the effect of amounts from our One Congress Plaza and San Jacinto Center properties in Austin, Texas as these properties are included as same-store properties for comparative purposes. Previously, the activity from these properties was included in equity in earnings.

PARKWAY PROPERTIES, INC. SAME-STORE NET OPERATING INCOME (Continued) THREE MONTHS ENDED MARCH 31, 2015 AND 2014 (In thousands)

	Consolidated				Parkway's Share
	2015	2014	Dollar Change	Percentage Change	2015	2014	Dollar Change	Percentage Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$79,075	$74,096	$4,979	6.7%	$79,075	$74,096	$4,979	6.7%
Fund II	16,454	15,972	482	3.0%	4,315	4,176	139	3.3%
Unconsolidated joint ventures	—	—	—	—%	1,585	1,584	1	0.1%
Total same-store GAAP revenue	95,529	90,068	5,461	6.1%	84,975	79,856	5,119	6.4%
Expenses
Wholly-owned properties	29,356	28,219	1,137	4.0%	29,356	28,219	1,137	4.0%
Fund II	5,945	5,769	176	3.1%	1,501	1,448	53	3.7%
Unconsolidated joint ventures	—	—	—	—%	423	345	78	22.6%
Total same-store GAAP expenses	35,301	33,988	1,313	3.9%	31,280	30,012	1,268	4.2%
NOI - GAAP	$60,228	$56,080	$4,148	7.4%	$53,695	$49,844	$3,851	7.7%
Net margin - GAAP	63.0%	62.3%	0.7%		63.2%	62.4%	0.8%

Acquisitions & Development Properties
Revenues
Wholly-owned properties	$17,142	$5,187	$11,955		$17,142	$5,187	$11,955
Fund II	—	—	—		—	—	—
Unconsolidated joint ventures	—	—	—		—	—	—
Total acquisitions GAAP revenue	17,142	5,187	11,955		17,142	5,187	11,955
Expenses
Wholly-owned properties	7,313	2,079	5,234		7,313	2,079	5,234
Fund II	25	53	(28)		18	16	2
Unconsolidated joint ventures	—	—	—		—	—	—
Total acquisitions GAAP expenses	7,338	2,132	5,206		7,331	2,095	5,236
NOI	$9,804	$3,055	$6,749		$9,811	$3,092	$6,719
Net margin	57.2%	58.9%	(1.7)%		57.2%	59.6%	(2.4)%

Office assets sold or held for sale
Revenues
Wholly-owned properties	$2,301	$6,780	$(4,479)		$2,301	$6,780	$(4,479)
Fund II	1,943	1,888	55		583	567	16
Unconsolidated joint ventures	—	—	—		—	6,059	(6,059)
Total sold properties GAAP revenue	4,244	8,668	(4,424)		2,884	13,406	(10,522)
Expenses
Wholly-owned properties	1,440	3,490	(2,050)		1,440	3,490	(2,050)
Fund II	915	994	(79)		275	298	(23)
Unconsolidated joint ventures	—	—	—		—	2,403	(2,403)
Total sold properties GAAP expenses	2,355	4,484	(2,129)		1,715	6,191	(4,476)
NOI	$1,889	$4,184	$(2,295)		$1,169	$7,215	$(6,046)

Total portfolio
Revenues
Wholly-owned properties	$98,518	$86,063	$12,455		$98,518	$86,063	$12,455
Fund II	18,397	17,860	537		4,898	4,743	155
Unconsolidated joint ventures	—	—	—		1,585	7,643	(6,058)
Total revenues	$116,915	$103,923	$12,992		$105,001	$98,449	$6,552

Expenses
Wholly-owned properties	38,109	33,788	4,321		38,109	33,788	4,321
Fund II	6,885	6,816	69		1,794	1,762	32
Unconsolidated joint ventures	—	—	—		423	2,748	(2,325)
Total expenses	$44,994	$40,604	$4,390		$40,326	$38,298	$2,028

NOI	$71,921	$63,319	$8,602		$64,675	$60,151	$4,524
Net margin	61.5%	60.9%			61.6%	61.1%

PARKWAY PROPERTIES, INC. SAME-STORE NET OPERATING INCOME (Continued) THREE MONTHS ENDED MARCH 31, 2015 AND 2014 (In thousands)

	Consolidated				Parkway's Share
	2015	2014	Dollar Change	Percentage Change	2015	2014	Dollar Change	Percentage Change

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$95,529	$90,068	$5,461	6.1%	$84,975	$79,856	$5,119	6.4%
Non-recurring lease termination fee income	(956)	(31)	(925)	*N/M	(956)	(58)	(898)	*N/M
Recurring same-store revenue	94,573	90,037	4,536	5.0%	84,019	79,798	4,221	5.3%
Total same-store expenses	35,301	33,988	1,313	3.9%	31,280	30,012	1,268	4.2%
Recurring NOI - GAAP	$59,272	$56,049	$3,223	5.8%	$52,739	$49,786	$2,953	5.9%
Recurring net margin - GAAP	62.7%	62.3%	0.4%		62.8%	62.4%	0.4%

Same-store assets cash NOI:
Total same-store GAAP revenue	$95,529	$90,068	$5,461	6.1%	$84,975	$79,856	$5,119	6.4%
Amortization of below market leases, net	(4,159)	(1,614)	(2,545)	157.7%	(4,442)	(1,912)	(2,530)	132.3%
Straight-line rents	(5,439)	(5,176)	(263)	5.1%	(5,765)	(4,860)	(905)	18.6%
Total same-store cash revenue	85,931	83,278	2,653	3.2%	74,768	73,084	1,684	2.3%
Total same-store expenses	35,301	33,988	1,313	3.9%	31,280	30,012	1,268	4.2%
NOI - cash	$50,630	$49,290	$1,340	2.7%	$43,488	$43,072	$416	1.0%
Net margin - cash	58.9%	59.2%	(0.3)%		58.2%	58.9%	(0.7)%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$85,931	$83,278	$2,653	3.2%	$74,768	$73,084	$1,684	2.3%
Non-recurring lease termination fee income	(956)	(31)	(925)	*N/M	(956)	(58)	(898)	*N/M
Recurring same-store cash revenue	84,975	83,247	1,728	2.1%	73,812	73,026	786	1.1%
Total same-store expenses	35,301	33,988	1,313	3.9%	31,280	30,012	1,268	4.2%
Recurring NOI - cash	$49,674	$49,259	$415	0.8%	$42,532	$43,014	$(482)	(1.1)%
Recurring net margin - cash	58.5%	59.2%	(0.7)%		57.6%	58.9%	(1.3)%
*N/M - Not Meaningful